Exhibit 5.1

March 28, 2017

Medigus Ltd.

7A Industrial Park, P.O. Box 3030

Omer, 84965

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Medigus Ltd. (the “Company”), an Israeli company, in connection with the registration by the Company of (A) 979,714 Class A Units, with each Class A Unit consisting of (i) one American Depositary Share (an “ADS”), or 979,714 ADSs (the “Initial ADSs”), in the aggregate, each representing 50 ordinary shares, par value 0.10 per share of the Company, and (ii) warrants (the “Series A Warrants”, and together with the Initial ADSs, the “Class A Units”) to purchase one ADS per such warrant, or 979,714 ADSs in the aggregate (the “Series A Warrant ADSs”), (B) 1,163,144 Class B Units, with each Class B Unit consisting of (i) a pre-funded warrant (the “Series B Warrants”) to purchase one ADS or 1,163,144 ADSs in the aggregate (the “Series B Warrant ADSs”), and (ii) one Series A Warrant (together with the Series B Warrants, the “Class B Units”) to purchase one ADS, or 1,163,144 ADSs in the aggregate, and (C) warrants (the “Placement Agent Warrants”, and together with the Class A Units and the Class B Units, the “Securities”) issued to the Placement Agent (as defined below) to purchase 150,000 ADSs (such ADSs, together with the Series A Warrant ADSs and Series B Warrant ADSs, the “Warrant ADSs”). The Securities are being registered by the Company, which has engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as placement agent in connection with a public offering of the Company (the “Offering”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of registration statement on Form F-1 (Registration Statement No. 333-216155) (the “Registration Statement”) filed by the Company with the SEC, the Company’s articles of association, resolutions of the Company’s board of directors (the “Board”) which have heretofore been approved and relate to the Offering and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or an authorized committee thereof, the ordinary shares underlying the Initial ADSs, when issued and sold in the Offering as described in the Registration Statement, will be duly validly issued, fully paid and non-assessable and (ii) the ordinary shares underlying the Warrant ADSs, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board or an authorized committee thereof, in accordance with and in the manner described in the Registration Statement and the applicable warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/S/ Meitar Liquornik Geva Leshem Tal
Meitar Liquornik Geva Leshem Tal